Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 33-1900 to Form S-8, as amended, of our report dated June 30, 2008 appearing in this Annual Report on Form 11-K of the Brown & Brown, Inc. Employees’ Savings Plan and Trust for the year ended December 31, 2007.

/s/ Hancock Askew & Co., LLP

Savannah, Georgia
June 30, 2008